American Safety Announces Withdrawal of Catalina Offer and Catalina’s Agreement to Vote “For” Fairfax’s Proposal to Acquire the Company at a Price of $30.25 Per Share

American Safety Board of Directors Reaffirms its Recommendation that Shareholders Vote “For” Fairfax’s Proposal to Acquire the Company at a Price of $30.25 Per Share

Hamilton, BERMUDA (August 19, 2013) – American Safety Insurance Holdings, Ltd. (NYSE: ASI) announced certain developments relating to the pending acquisition of American Safety by Fairfax Financial Holdings Limited (TSX: FFH and FFH.U).

On August 14, 2013, American Safety received a revised proposal from Catalina Holdings (Bermuda) Ltd. to acquire 100% of the capital stock of American Safety for $30.75 per share.  After consultation with its financial advisors and outside legal counsel, the board of directors of American Safety determined that it would engage in discussions with Catalina to aid in its consideration of Catalina’s latest proposal.  The board determined that such discussions were consistent with its fiduciary duties and the requirements of the Agreement and Plan of Merger, dated as of June 2, 2013, among Fairfax, Fairfax Bermuda Holdings Ltd., and American Safety, as amended on August 7, 2013.

Subsequently, American Safety’s financial advisor, Bank of America Merrill Lynch, had separate conversations with Catalina’s financial advisor and Fairfax during which Catalina and Fairfax were told that the board of directors of American Safety would meet on August 16, 2013 to consider Catalina’s latest proposal.  Both Catalina and Fairfax were encouraged to submit their “best and final” offers for American Safety by the close of business on August 15, 2013.  In addition, American Safety’s outside legal counsel, Shearman & Sterling LLP, provided a draft merger agreement to Catalina’s outside legal counsel and reiterated the board’s request that Catalina submit its “best and final” offer on August 15, 2013.  On August 15, 2013, Catalina confirmed its revised proposal of $30.75 and submitted a revised draft of the merger agreement. Fairfax did not submit a revised proposal on August 15, 2013.

On August 16, 2013, the board of directors of American Safety held a meeting, at which representatives of BofA Merrill Lynch and Shearman & Sterling were present, to review and discuss Catalina’s revised proposal.  During this meeting, at the request of the board of directors of American Safety, a representative of BofA Merrill Lynch contacted the CEO of Catalina to request an opportunity for members of the board to discuss certain aspects of Catalina’s proposal with its CEO.  During this discussion with the representative of BofA Merrill Lynch, the CEO of Catalina extended Catalina’s offer until the evening of August 18, 2013 to allow the American Safety board to fully consider its proposal.  A call among the Chairman of the board of directors and the president of American Safety, the CEO of Catalina and other Catalina personnel, and their respective representatives was subsequently scheduled for the morning of August 18, 2013. In advance of the call, Shearman & Sterling provided Catalina’s outside counsel with a written agenda for the call.  This call occurred as scheduled on August 18, 2013.

Later on August 18, 2013, representatives of Fairfax and Catalina informed American Safety that Catalina was withdrawing its revised proposal to acquire American Safety at a price of $30.75 per share and that Fairfax and Catalina had reached an agreement whereby Fairfax would sell American Safety’s reinsurance business to Catalina promptly after the closing of Fairfax’s pending acquisition of American Safety.  Catalina also confirmed that it had agreed to vote its common shares of American Safety in favor of the adoption and approval of the merger agreement, as amended, between American Safety and Fairfax.  Fairfax also stated that Fairfax and Tower Group International, Ltd. had terminated the agreement between those parties that had provided for the sale by Fairfax of American Safety’s reinsurance business to Tower.

The board has determined, after consideration of the foregoing developments, to reaffirm its recommendation of the adoption and approval of the merger agreement with Fairfax, as amended, to the shareholders of American Safety.  As more fully described in the proxy statement dated July 16, 2013 and the supplement to that proxy statement dated August 9, 2013, pursuant to the terms of the merger agreement with Fairfax, as amended, if the merger with Fairfax is completed, shareholders of American Safety will be entitled to receive $30.25 in cash for each common share of American Safety.

As previously announced, the special general meeting of shareholders of American Safety to consider and vote on, among other things, a proposal to approve and adopt the merger agreement with Fairfax, as amended, is scheduled to be held on August 26, 2013.  Shareholders needing assistance with voting are urged to call or email the proxy solicitor for American Safety, MacKenzie Partners, Inc., at (800) 322-2885 or proxy@MacKenziepartners.com.

Additional Information for Shareholders

In connection with the proposed merger, American Safety Insurance Holdings, Ltd. has filed a definitive proxy statement, as well as a supplement to such proxy statement, with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND THE SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT BECAUSE EACH CONTAINS IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the definitive proxy statement, the supplement to the definitive proxy statement, and other documents filed by American Safety Insurance Holdings, Ltd. at the Securities and Exchange Commission’s web site at www.sec.gov.  The definitive proxy statement, the supplement to the definitive proxy statement, and such other documents may also be obtained for free from American Safety Insurance Holdings, Ltd. by directing such request to American Safety Insurance Holdings, Ltd., the Boyle Building, 2nd Floor, 31 Queen Street, Hamilton HM11, Bermuda, Attn:  Corporate Secretary, telephone: (441) 542-7938, Attention:  Corporate Secretary, or from American Safety Insurance Holdings, Ltd.’s website, located at www.amsafety.com.

Participants in the Solicitation

American Safety Insurance Holdings, Ltd. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information concerning the interests of American Safety Insurance Holdings, Ltd.’s participants in the solicitation is set forth in American Safety Insurance Holdings, Ltd.’s  proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement and the supplement to the definitive proxy statement relating to the proposed merger.

Forward-Looking Statements

This press release includes certain forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of American Safety to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the timing and completion of the merger, the outcome of any legal proceedings relating to the merger, the effect of the announcement on American Safety’s customer relationships, operating results and business generally. Such factors also include, but are not limited to, the risks and uncertainties described in American Safety’s reports, including its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC, which are available at www.sec.gov.  American Safety disclaims any intention or obligation to update or revise any forward-looking statements, except as required by law.

About Us:

For 25 years, American Safety Insurance Holdings, Ltd. (NYSE:ASI), a Bermuda holding company, has offered innovative solutions outside the U.S. in the reinsurance and alternative risk markets through its subsidiaries, American Safety Reinsurance, Ltd. and American Safety Assurance, Ltd., and in the U.S. for specialty risks and alternative risk markets through its program administrator, American Safety Insurance Services, Inc., and insurance company subsidiaries and affiliates, American Safety Casualty Insurance Company, American Safety Indemnity Company, and American Safety Risk Retention Group, Inc. As a group, ASI’s insurance subsidiaries and affiliates are rated “A” (Excellent) IX by A.M. Best. For additional information, please visit www.asih.bm.

Contacts:

American Safety Insurance Holdings, Ltd. Investor Relations Stephen R. Crim scrim@amsafety.bm (441) 296-8560	American Safety Administrative Services, Inc. Media Relations Mark W. Haushill mark.haushill@amsafety.com (770) 916-1908